Exhibit (h)(ii) under Form N-1A

                                              Exhibit 10 under Item 601/Reg. S-K



                                                       TRANSFER AGENCY SERVICES

                                                             FEE SCHEDULE







Base Fee* Annual fee per fund, class or other subdivision.

                                                        $18,000(Class A Shares)
---------
                                                       $18,000 (Class B Shares)

                                                       $16,000 (Class C Shares)

                                                       $18,000 (Offshore Spokes)



Account Fee* Annual account charge( includes system access

and funds control and reconcilement)



o        Daily dividend fund                                        $16.00

o        Non-daily dividend fund                                    $10.00

o        Contingent deferred sales charge( monthly and quarterly

     funds only)                                                    $  5.00





Full Service* Annual fee per domestic fund, class or other subdivision. $2,000

This fee includes the first 400 accounts. Additional accounts are $5.00 per account. (Full service includes servicing broker/dealers,

financial planners, registered investment advisors, third party intermediaries).



*All fees are annualized and will be prorated on a monthly basis for billing purposes. Out of pocket expenses are not covered by these fees.



                                                     DEUTSCHE FUNDS, INC.



                                             By:/s/ Brian A. Lee

                                             Name:  Brian A. Lee

                                             Title:  President



                                             FEDERATED SERVICES COMPANY



                                             By:/s/ Thomas J. Ward

                                             Name:  Thomas J. Ward

                                             Title:  Senior Vice President

US Spokes/Offshore Spokes



As revised, July 31, 1998